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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 31, 1998

                          MORAN TRANSPORTATION COMPANY
          --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware               33-82624             06-1399280
              -------------------------------------------------------
           (State or other         (Commission         (IRS Employer
           jurisdiction of         File Number)      Identification No.)
           incorporation)


                Two Greenwich Plaza, Greenwich, Connecticut 06830
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (203) 625-7800

                                 Not Applicable
                -------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.           Other Events.

         On August 31, 1998, Moran Transportation Company (the "Company") announced the signing of an agreement (the "Agreement") contemplating the combination (the "Combination") of the Company and Turecamo Maritime, Inc., a Delaware corporation, and its affiliated entities (the "Turecamo Entities"). The Turecamo Entities operate 32 tugboats along the East Coast of the United States. Based upon information provided by the Turecamo Entities, for their most recent fiscal year, the Turecamo Entities had aggregate revenues of over $50 million (excluding revenues attributable to assets which will not be part of the Combination). The Company operates 53 tugboats and 15 barges along the East Coast of the United States and the Gulf of Mexico. For its most recent fiscal year, the Company had aggregate revenues of over $100 million; for the six months ended June 30, 1998, the Company had revenues of over $52 million.

         The Agreement provides for a new corporation ("Moran Enterprises Corporation") to be formed, with Moran Enterprises Corporation becoming the parent entity of the Company and of each of the Turecamo Entities upon the consummation of the Combination. Pursuant to the Agreement, the existing equityholders of the Company will contribute all of their shares of capital stock of the Company to Moran Enterprises Corporation in exchange for (i) newly-issued common stock of Moran Enterprises Corporation which will represent a substantial majority (but less than 80%) of the common stock of Moran Enterprises Corporation and (ii) newly-issued shares of Moran Enterprises Corporation preferred stock. Simultaneously, the existing stockholders of the Turecamo Entities will contribute all of their shares of capital stock of each of the Turecamo Entities to Moran Enterprises Corporation in exchange for (i) newly-issued common stock of Moran Enterprises Corporation, including certain shares which vest if certain financial criteria are met, which will represent a minority interest in the common stock of Moran Enterprises Corporation, and (ii) an aggregate cash amount of $45 million.

         The Company currently has outstanding $80 million of first preferred ship mortgage notes due 2004, together with revolving credit and other credit facilities. Moran Enterprises Corporation has not yet entered into definitive arrangements with respect to financing the Combination, but it is anticipated that the existing credit facilities of the Company and the Turecamo Entities will be replaced and that the financing for the Combination will contain a credit facility that, assuming compliance with its terms, will enable the Company to redeem its first preferred ship mortgage notes when they become eligible for redemption under the applicable indenture. The indenture permits redemption of all such notes commencing on July 15, 1999 at a redemption price equal to 108% of principal amount, with the redemption price decreasing over time thereafter.

         The Combination, which is expected to be consummated not later than November 1, 1998, is subject to customary conditions for a transaction of this nature. The applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired.



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         Attached as Exhibit 99.1 is the Company's press release announcing the
Combination.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

       (c)    Exhibits

              99.1              Press Release


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MORAN TRANSPORTATION COMPANY



Date: August 31, 1998                    By: /s/ Jeffrey J. McAulay
                                            -----------------------
                                         Name: Jeffrey J. McAulay
                                         Title: VP - Finance and Administration


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